EXHIBIT 10.3

Confidential treatment requested

COLLABORATION AGREEMENT

This Agreement is entered into as of March 27, 2002 (“Effective Date”), by and between:

ð                                    SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021

                                                (hereinafter referred to as “SGI”)

and:

ð                                    CELLTECH R & D LIMITED, a corporation organized and existing under the laws of England, having its principal place of business at 208 Bath Road, Slough, Berkshire SL1 3WE UK.

                                                (hereinafter referred to as “Celltech”).

WITNESSETH

WHEREAS, SGI owns or controls intellectual property rights relating to certain drug conjugation and linker technology;

WHEREAS, Celltech is a biopharmaceutical company currently conducting research and development programs aimed at the discovery of antigens and antibodies targeting those antigens for the development and commercialization of pharmaceutical products;

WHEREAS, Celltech wishes to acquire from SGI exclusive options to worldwide exclusive licenses under SGI’s patent rights and know-how related to SGI’s drug conjugation and linker technology;

WHEREAS, SGI is willing to grant to Celltech such exclusive options in order to allow Celltech to evaluate SGI’s drug conjugation and linker technology for use with certain of Celltech’s proprietary antigens and antibodies, and

WHEREAS, SGI is willing to grant to Celltech such exclusive licenses, subject to the terms of and conditioned upon this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I - DEFINITIONS AND INTERPRETATION

1.1.          Definitions:  For the purposes of this Agreement the following words and phrases shall have the following meanings:

“Additional Research Program Fees” has the meaning set forth in Section 3.4(b) hereof.

“ADC” means any Antibody [***] that incorporates or uses Drug Conjugation Technology.

“Affiliate” means, with respect to a Party, any person, corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, a Party.  For the purpose of this definition, control of a corporation or of another business entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or the policies of the entity, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that the direct or indirect beneficial ownership of less than [***] of the voting interests in, or less than a [***] interest in the equity of, such corporation or other business entity shall not alone constitute control of such corporation or other business entity.

“Agreement” means this agreement, all amendments and supplements to this Agreement and all schedules to this Agreement.

“Antibody” or “Antibodies” means any monoclonal antibody, fragment thereof or modification thereof, [***], with a unique amino acid sequence that binds to a Research Antigen or Exclusive Antigen.  By way of clarification, Antibodies with different amino acid sequences shall be deemed to be different Antibodies, irrespective of whether they bind to the same Research Antigen or Exclusive Antigen.

“Antigen” means any [***] (including any [***]), [***], compound or other composition, and any [***] thereof, to which an antibody binds.

“[***]” and “[***]” have the meaning set forth in Schedule B.

“[***]” and “[***]” have the meaning set forth in Schedule B.

“[***]” means the Third Party Patents and Third Party Know-How licensed to SGI under the License Agreement between [***] and SGI, dated [***], as amended.

“Calendar Quarter” means any of the three-month periods beginning January 1, April 1, July 1 and October 1 in any year.

“Celltech Know-How” means confidential information and materials, excluding Third Party Know-How, which is Controlled by Celltech or its Affiliates, whether as of or after the Effective Date, to the extent such is necessary or useful, as reasonably determined by the JDC, for SGI to perform its obligations under the Research Program.  The Celltech Know-How shall include the Program Know-How to the extent Controlled by Celltech.

“Celltech Patents” means all Patent Rights which are Controlled by Celltech or its Affiliates as of or after the Effective Date and which are necessary, as reasonably determined by the JDC, for SGI to perform its obligations under the Research Program.  Celltech Patents shall include the Program Patents to the extent Controlled by Celltech.

“Celltech Technology” means the Celltech Know-How and the Celltech Patents.

“Combination Product” means any Licensed Product that contains, in addition to an ADC, one or more other ingredients that have a biologic activity as a therapeutic agent when administered alone.

“Commercially Reasonable Efforts” means, with respect to any objective by any Party, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances.

“Confidential Information” has the meaning set forth in Section 10.1.

“Control” or “Controlled” means with respect to any (a) material, item of information, method, data or other know-how, or (b) intellectual property right, in each case the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party existing before or after the Effective Date.

“[***]” means any [***], or [***] thereof, that does not [***].

“Drug Conjugation Technology” means drug conjugates and drug conjugation chemistry Controlled by SGI, including [***] and analogues and derivatives thereof, [***] and analogues and derivatives thereof and linker technology for attaching drugs to Antibodies.

“Effective Date” means the date of this Agreement as set forth above.

“Events of Force Majeure” shall have the meaning set forth in Article 17.

“Exclusive Antigen” shall have the meaning set forth in Section 4.2.1.

“Exclusive License” shall have the meaning set forth in Section 4.2.1.

“Field” means the [***]; provided that with respect to use of the [***], the Field shall be limited to the use of [***].

“FTE” means the per annum rate of full time work of an SGI employee who is adequately trained to perform Research Program activities pursuant to this Agreement.

“GLP Toxicology” means the first toxicology study commenced using GLP grade Licensed Product in an animal model to determine toxicology of said Licensed Product.

“First Commercial Sale” means, in each country of the Territory, the first commercial sale of a Licensed Product by Celltech, its Affiliates or Sublicensees to a Third-Party following, if required by law, Regulatory Approval and, when Regulatory Approval is not required by law, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public; for avoidance of doubt, First

Commercial Sale of a given Licensed Product cannot occur more than once in any particular country of the Territory.

“Initial Research Program Fee” shall have the meaning set forth in Section 3.4(a).

“Initiation” means, with respect to a human clinical trial, the treatment of the first patient with a Licensed Product pursuant to a clinical protocol of the specified clinical trial.

“JDC” shall have the meaning set forth in Section 3.6.

“Licensed Product” means any and all products that incorporates or uses the SGI Technology and where the development, manufacture, sale or use of such products, absent the rights granted to Celltech under this Agreement, would constitute a misappropriation and/or an infringement of SGI Technology.

“Net Sales” means the gross amount received by Celltech, its Affiliates and Sublicensees from the sale of Licensed Products to Third-Parties, less the sum of the following deductions for amounts actually incurred related to said sale:

(i)            normal, customary trade discounts (including volume discounts), credits, allowances and adjustments for rejections, recalls and returns; and

(ii)           cost of freight and insurance, special packaging, sales, use, excise, value added and similar taxes, surcharges, duties and other governmental charges (other than income tax) imposed on the sale and included in the gross amount charged to customers.

In the event that a Licensed Product is sold as part of a kit or Combination Product, the Parties shall negotiate in good faith an appropriate adjustment to “Net Sales,” taking into account SGI’s Third Party Obligations and the price or (if not available) the fair market value of the products sold as part of the kit or Combination Product if sold separately.

“[***]” means all [***] pursuant to which SGI or its Affiliates have, [***], obtained [***] of any [***] under any [***] or [***] and [***].  SGI’s [***] and during the Term shall be set forth on Schedule B hereof and the [***] of the [***] shall be set forth on Schedule F.

“Option” means, with respect to each Research Antigen, the exclusive option granted by SGI to Celltech pursuant to the provisions of Section 4.1 hereof to obtain an Exclusive License under Section 4.2 hereof.

“Option Exercise Fee” shall have the meaning set forth in Section 7.1.1.

“Option Period” means, with respect to each Research Antigen, the period commencing as of the date that [***], provided that for any Research Antigen the Option Period shall be the greater of [***] or [***] from the date that SGI [***].

“Parties” means Celltech and SGI, and “Party” means either of them.

“Patent Rights” means all claims in [***] patents, [***] patent applications and all patent applications [***], provided, such patent has not expired, lapsed, or been held invalid or unenforceable by a final decision, which is unappealed or unappealable, of a court of competent jurisdiction or of an administrative agency having authority over patents or such patent application has not been the subject of a rejection notice from which an appeal cannot be taken or in respect of which the applicable period for appeal has not expired, and any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

“Phase I Clinical Trial” means a clinical study in subjects to evaluate the pharmacokinetic and pharmacodynamic properties, maximum tolerated dose, dosing interval, and absorption, distribution, metabolism and excretion of a candidate drug.

 “Phase III Clinical Trial” means a controlled, multi-center clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support regulatory submissions and labeling of a candidate drug.

“[***]” and “[***]” have the meaning set forth in Schedule B.

“Program Invention” means all patentable inventions that are conceived or reduced to practice by one or more employees, agents or consultants of Celltech and/or one or more employees, agents or consultants of SGI in the course of performing the Research Program.

“Program Know-How” means confidential information and materials, including, but not limited to, (i) pharmaceutical, chemical, biological and biochemical products, (ii) technical and non-technical data, and information relating to the results of tests, assays, methods and/or processes, and (iii) drawings, plans, diagrams, specifications and/or other documents containing said information and data, in each case which is made jointly by employees, consultants or agents of SGI or its Affiliates and by employees, consultants or agents of Celltech or its Affiliates following the Effective Date during the course of the Research Program Term, but excluding the Program Patents.

“Program Patents” means all Patent Rights that claim or cover Program Inventions.

“Regulatory Approval” means final regulatory approval (including, where applicable, pricing approval in the event that actual sales do not take place before such approval) required to market a Licensed Product for a disease or condition in accordance with the applicable laws and regulations of a given country.  In the United States, its territories and possessions, Regulatory Approval means approval of a Biologics License Application (“BLA”) or its equivalent by the United States Food and Drug Administration (“FDA”), or successor agency.

“Research Antigen” means any Antigen that is [***] designated a “Research Antigen” under this Agreement pursuant to Section 2.1.2.

“Research Fees” shall have the meaning set forth in Section 3.4(c).

“Research Fees Report” shall have the meaning set forth in Section 3.4(c).

“Research Program” means the research program conducted pursuant to Article 3.

“Research Program Term” means the term of the Research Program set forth in Section 3.3.

“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period of time equal to the longer of: (a) [***] from the date of First Commercial Sale of Licensed Product in such country; or (b) the term for which there are Valid Claims of SGI Owned Patents or Third Party Patents directly relating to the Licensed Product in such country.

“SGI Know-How” shall mean confidential information and materials relating to the Drug Conjugation Technology, excluding Third Party Know-How, which is Controlled by SGI or its Affiliates, whether as of or after the Effective Date, to the extent such is useful or necessary for the manufacture, testing, use or sale of a Licensed Product in the Field.  The SGI Know-How shall include Drug Conjugation Technology and, to the extent Controlled by SGI, the Program Know-How.

“SGI Patents” means all Patent Rights within Third Party Patents, the SGI Owned Patents and, to the extent Controlled by SGI, the Program Patents.

“SGI Owned Patents” means all Patent Rights relating to the Drug Conjugation Technology, other than the Third Party Patents, which are owned and Controlled by SGI or its Affiliates, whether as of or after the Effective Date and which contain claims which would be infringed by the manufacture, use or sale of Licensed Products in the Field in the absence of this Agreement.  The relevant SGI Owned Patents as of the Effective Date are listed in Schedule A, which may be amended from time to time by the Parties.

“SGI Technology” means all SGI Patents, Third Party Know-How and SGI Know-How.

“Sublicensees” means any person acting pursuant to a sublicense granted to it by Celltech or its Affiliates as provided in Section 4.2.2 hereof.

“Term” shall have the meaning set forth in Article 15.

“Territory” means all countries in the world.

“Third-Party” means any person or entity other than Celltech, SGI and their respective Affiliates.

“Third Party Know-How” means confidential information and materials relating to the Drug Conjugation Technology, excluding SGI Know-How which is Controlled by SGI or its Affiliates and Celltech Know-How which is Controlled by Celltech or its Affiliates, as of the Effective Date, to the extent such is useful or necessary for the manufacture, testing, use or sale of a Licensed Product in the Field.

“Third Party License Agreement” means all contracts or agreements with Third Parties pursuant to which SGI or its Affiliates have, as of the Effective Date, obtained Control of any rights under any Third Party Patent or Third Party Know-How.  SGI’s Third Party License Agreements existing as of the Effective Date are set forth in Schedule B and the material provisions of the Third Party License Agreements are set forth on Schedule D.

“Third Party Obligations” shall have the meaning set forth in Section 7.3.1.

“Third Party Patents” means all Patent Rights relating to the Drug Conjugation Technology, other than the SGI Owned Patents or Program Patents, which are Controlled by SGI or its Affiliates as of the Effective Date and which contain claims which would be infringed by the manufacture, use or sale of Licensed Products in the Field in the absence of this Agreement.  The relevant Third Party Patents as of the Effective Date are listed in Schedule C, which may be amended from time to time by the Parties.

“Valid Claim” means a claim of any issued unexpired patent, which has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect which an appeal is not taken within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

1.2.          Certain Rules of Interpretation in this Agreement and the Schedules.

(a)           Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollar);

(b)           The descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections;

(c)           The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

(d)           The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”;

(e)           Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent;

(f)            Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in the jurisdiction of the Party to make such payment or do such act; and

(g)           Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day to make such payment or do such act.

ARTICLE 2 - RESEARCH ANTIGENS

2.1.1        Number of Options for Research Antigens.

Subject to the provisions of this Agreement, including the availability of an Antigen pursuant to Section 2.3, Celltech may acquire Options pursuant to Section 4.1 for the following number of Research Antigens during the Research Program Term:

(a)           Upon payment of the Initial Research Program Fee set forth in Section 3.4(a), Celltech shall receive Options for up to [***] Research Antigens for evaluation in the Research Program; and

(b)           Celltech may acquire Options for up to an additional [***] Research Antigens for evaluation in the Research Program by paying the Additional Research Program Fees set forth in Section 3.4(b) hereof.

2.1.2        Designation of Research Antigens.  Celltech shall notify SGI of the identity of, and to the extent available the genetic sequence for, any Antigen that Celltech wishes to designate as a Research Antigen.  Within [***] following receipt of such notice, SGI shall notify Celltech whether the Antigen is available for designation as a Research Antigen pursuant to Section 2.3. Upon notice by SGI to Celltech that an Antigen is available for designation as a Research Antigen pursuant to Section 2.3, such Antigen shall be deemed to be a “Research Antigen” under this Agreement. If SGI does not respond within the [***] following receipt of such notice, the Antigen Celltech wishes to designate as a Research Antigen shall be deemed to be a Research Antigen.  Schedule E to this Agreement will be amended from time to time to list the Research Antigens (including a description thereof) under this Agreement.

2.1.3        [***].  At any time after designation of a Research Antigen pursuant to Section 2.1.2 but prior to the earlier of (i) delivery of materials for such Research Antigen to SGI or (ii) [***] from the date of designation of such Research Antigen, Celltech may, at its sole discretion,

[***] such Research Antigen and [***], at no additional cost, [***]; provided that Celltech may not make more than [***] for each Research Antigen.

2.2.1        Research License to Celltech.

Subject to the provisions of this Agreement, SGI hereby grants to Celltech and its Affiliates, for the Research Program Term, a non-exclusive license in the Territory under SGI Technology as may be specifically designated in writing by Celltech solely for the purpose of conducting research and development activities on Research Antigens to evaluate Celltech’s interest in exercising the Options.  The research license granted to Celltech under this Section 2.2.1 shall not include (i) the right to use SGI Technology for any commercial purpose whatsoever, (ii) the right to grant sublicenses thereto to any Third-Party other than to engage the services of Third-Party contractors to undertake certain research activities on Celltech’s behalf consistent with the research license granted herein or (iii) the right to initiate any human clinical trial of a Licensed Product in any country.  Nothing in this Agreement shall be construed to grant Celltech rights to use SGI Technology in any human clinical trial or similar clinical activity with respect to a Licensed Product prior to Celltech exercising its Option for the applicable Research Antigen pursuant to Section 4.2 hereof.

2.2.2                        Research License to SGI.

Subject to the provisions of this Agreement, Celltech hereby grants to SGI and its Affiliates, for the Research Program Term, a non-exclusive license under Celltech Technology solely for the purpose of conducting research and development activities on Research Antigens and Antibodies thereto in order for SGI to perform its obligations under this Agreement.  The research license granted to SGI under this Section 2.2.2 shall not include (i) the right to use Celltech Technology for any commercial purpose whatsoever,  (ii) the right to grant sublicenses thereto to any Third-Party or (iii) the right to initiate any human clinical trials using any Celltech Technology.

2.2.3        Additional Assistance.

In addition to other assistance explicitly set forth in this Agreement, during the course of the Term, SGI and Celltech shall each provide the other Party with reasonable technical assistance relating to the use of such SGI Technology and Celltech Technology, respectively, solely to the extent licensed to the other Party in this Agreement.

2.3.          Availability of an Antigen [***].

It is understood and agreed that SGI shall grant Celltech’s request to designate an Antigen as a Research Antigen unless, prior to Celltech’s request pursuant to Sections 2.1.2 or 2.1.3: (i) [***] or (ii) [***] pursuant to Sections 2.1.2 or 2.1.3.  Additionally, SGI shall not be required to [***] any [***] pursuant to Section 3.5.1 if such [***] are unavailable pursuant to this Section 2.3(i) or (ii).

ARTICLE 3 - RESEARCH PROGRAM

3.1.          Objective.  Celltech intends to conduct a Research Program to evaluate Research Antigens and Antibodies for commercial development under this Agreement.  In support of the Research Program, upon SGI’s receipt of Antibodies to Research Antigens, SGI shall prepare ADCs for Celltech pursuant to Section 3.5.

3.2.          Conduct of Research Program.  Celltech and SGI shall use all Commercially Reasonable Efforts to complete research works in accordance with the stated objective of the Research Program as set forth in Section 3.1.  Any research work performed by Celltech and SGI pursuant hereto shall be performed in a good scientific manner and in compliance with all applicable laws.

3.3.          Term of the Research Program.  The term of the Research Program shall be for a period of [***] from the Effective Date unless terminated earlier in accordance with Article 15 hereof (the “Research Program Term”).

3.4.          Research Program Fees.  Celltech shall pay to SGI the following amounts in consideration of the Research Program:

(a)           In consideration for the Options on the [***] Research Antigens as set forth in Section 2.1.1(a) and within thirty (30) days of the Effective Date, Celltech shall pay to SGI the sum of [***] by wire transfer of immediately available funds, which payment shall be nonrefundable and non-creditable (the “Initial Research Program Fee”).

(b)           If Celltech elects to acquire additional Options pursuant to Section 2.1.1(b) during the Research Program Term, Celltech shall make an additional payment in the sum of [***] per Antigen for up to [***] additional Antigens and a maximum aggregate total of [***] Research Antigens.  Payment shall be by wire transfer of immediately available funds for each additional Research Antigen within thirty (30) days of Option exercise, which payment shall be nonrefundable and non-creditable (the “Additional Research Program Fees”).

(c)           In partial consideration for the research performed by SGI, Celltech shall reimburse SGI for all JDC (as defined in Section 3.6) pre-approved (which approval will not be unreasonably withheld): 1) out-of-pocket costs incurred by SGI and 2) FTEs at a rate of [***] per FTE per year for the [***] of the Research Program and [***] per FTE per year for the [***] of the Research Program (collectively, the “Research Fees”).  Within thirty (30) days after the end of each Calendar Quarter, SGI shall submit a report to Celltech supporting the calculation of both out-of-pocket costs and FTEs due for such Calendar Quarter (a “Research Fees Report”).  Celltech shall pay all Research Fees to SGI within thirty (30) days of receipt of each Research Fees Report.

(d)           Celltech shall pay SGI the following fees immediately upon delivery to Celltech of 1) ADCs meeting the reasonable criteria set by the Joint Development Committee and 2) all SGI Know-How and Third Party Know-How necessary or useful to evaluate such ADCs:

(i)            [***] upon receipt of [***] requested by Celltech;

(ii)           [***] upon receipt of [***] requested by Celltech; and

(iii)          [***] upon receipt of [***] requested by Celltech.

3.5.          SGI Preparation of ADCs.

3.5.1        During the Research Program Term, at the request of Celltech and utilizing SGI Technology specifically designated in writing by Celltech, SGI will use Commercially Reasonable Efforts to prepare and deliver to Celltech ADC’s for (i) any and all Antibodies provided by Celltech recognizing Research Antigens designated by Celltech under this Agreementand (ii) [***]; provided that SGI may decline to prepare an ADC for a [***] to an Antigen based on the availability of the [***] pursuant to Section 2.3(i) and (ii); and provided further that Celltech shall not be permitted to designate as a Research Antigen any [***] for which SGI prepares an ADC pursuant to this Section 3.5.1.

3.5.2        EXCEPT AS PROVIDED IN ARTICLE 14, SGI MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE ADCs PREPARED BY SGI INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

3.6           Joint Development Committee.  Within [***] of the Effective Date, the Parties will establish a Joint Development Committee (the “JDC”) to make decisions regarding the Research Program consistent with the objective as set forth in Section 3.1 hereof.  The JDC will be responsible for, among other things, reviewing research plans, exchanging information, monitoring use of the SGI Technology by Celltech and the Celltech Technology by SGI, facilitating cooperation and coordination between the Parties, and for implementing all activities approved by the JDC.  The JDC will be composed of [***] of each Party, who shall be appointed (and may be replaced at any time) by such Party on written notice to the other in accordance with this Agreement.  Such representatives shall possess the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the Research Program.  The JDC will make decisions based on a majority vote or by a written resolution signed by the designated representatives of each of the Parties. Any member of the JDC may designate a substitute to attend and perform the functions of that member at any meeting of the JDC.  If the members of the JDC are split on a decision, [***].  The JDC will meet at least [***] annually until [***], and at least [***] annually thereafter during the Term, or at any other frequency unanimously agreed by the members of the JDC.

ARTICLE 4 - OPTIONS AND LICENSES

4.1.          Option Grant.

4.1.1.       Grant of the Options.  Subject to the terms of this Agreement, SGI hereby grants to Celltech an exclusive Option during the Option Period for each Research Antigen designated pursuant to Section 2.1.2 or 2.1.3 to obtain an Exclusive License as set forth in Section 4.2.1 hereof.

4.1.2.       Exercise of the Options.   During the Option Period and on a Research Antigen by Research Antigen basis, Celltech may provide written notice to SGI that it wishes to acquire the Exclusive License to the SGI Technology, as set forth in Section 4.2.1.

4.2.          Exclusive License Grant to Celltech.

4.2.1.       Grant.  If (i) Celltech elects to exercise its Option pursuant to Section 4.1.2, and (ii) Celltech pays the Option Exercise Fee pursuant to Section 7.1.1, then subject to the terms and conditions of this Agreement, and commencing as of the date that SGI receives the Option Exercise Fee, SGI is automatically deemed to grant, and in such event hereby grants, to Celltech, on a Research Antigen-by-Research Antigen basis, an exclusive (even as to SGI), royalty-bearing license, including the right to sublicense as set forth in Section 4.2.2 hereof,  under such SGI Technology specifically designated in writing by Celltech, as  required, to develop, have developed, make, have made, use, import, have imported, export, have exported, offer to sell, sell and have sold Licensed Products directed toward such Research Antigen within the Field in the Territory (an “Exclusive License”), whereupon the Research Antigen shall thereafter be deemed to be an “Exclusive Antigen”.

The date upon which an Exclusive License is granted with respect to each Research Antigen under this Section 4.2 is referred to herein as the “Exclusive License Date” for such Research Antigen.

4.2.2.       Rights to Sublicense.

(a)           For each License granted pursuant to Section 4.2.1 hereof, Celltech shall have the right to sublicense its rights to any Affiliate or any Third-Party (“Sublicensee”), subject to the terms and conditions of this Agreement.

(b)           Celltech shall be responsible for making all payments due to SGI for completion of any milestones or due to Net Sales of any Licensed Products by any such Sublicensee and for compliance with all terms of this Agreement applicable to Celltech (including all terms of this Agreement identified as applicable to Sublicensee).

(c)           Celltech shall notify SGI of each sublicense granted to Affiliates or Third-Parties and shall provide SGI with the name and address of each Sublicensee and a description of the rights granted and the territory covered by such Sublicensee.

4.3.          [***].  Subject to the bona fide rights of Third-Parties that may exist, SGI hereby [***] the right to [***],” any [***] under any [***].  SGI shall promptly notify Celltech of any [***] by providing a description of the [***] thereunder, including all [***] applicable to [***] including any [***] or [***].  Upon such notification, Celltech may, at its sole discretion, by giving written notice to SGI at any time during the Term, [***] under this Agreement; provided that Celltech will [***] to SGI for all [***] that [***] under any [***] any such [***] as provided in Section 7.3.2 in so far as they relate to [***] and all [***] that [***] under any [***] covering any such [***] as provided in Section 7.5.2 in so far as they relate to [***].  If Celltech does not [***] to [***] under a [***], then Celltech shall have [***] to such [***] and the [***] and [***] under such [***] shall be [***].  Nothing herein shall be construed to obligate SGI to [***] or to [***] thereunder.  Nothing contained herein shall affect SGI’s representations and warranties contained in Section 14.1.

4.4.          Compliance with Third Party License Agreements.  To the extent that Celltech designates an SGI Technology pursuant to [***] that is covered under a Third Party License Agreement [***], Celltech hereby agrees to comply with the covenants and conditions of such Third Party License Agreement as set forth in Schedule D [***] hereto as they apply to Celltech, its Affiliates or Sublicensees as a sublicensee of SGI under such Third Party License Agreement [***].  To the extent that Celltech [***] an SGI Technology pursuant to [***] licensed by SGI under a Third Party License Agreement [***], and such agreement is amended to include additional terms or conditions, the parties agree to amend Schedules D [***] to include such terms and conditions as are relevant to this Agreement; provided, however, that SGI shall not [***] that would [***] under this Agreement [***]; and provided, further, that SGI shall not [***] that [***].

ARTICLE 5 - TECHNOLOGY DISCLOSURE AND SUPPLY

5.1.          Disclosure of Drug Conjugation Technology.

SGI shall disclose and supply to Celltech in a timely manner such SGI Technology, including Drug Conjugation Technology, SGI Know-How and technology covered by New Third Party License Agreements and any related materials, as may be useful to enable Celltech to use the same at its own facilities for the purposes of and on the terms and conditions of this Agreement.  In addition, during the term of this Agreement, SGI shall, upon Celltech’s reasonable request and with reasonable notice to SGI, make available to Celltech at SGI’s facilities, SGI’s personnel to provide a reasonable amount of technical assistance and training to Celltech’s personnel. Celltech shall pay all out-of-pocket expenses and FTE costs incurred by SGI in providing such technical assistance and training in accordance with Section 3.4(c).

ARTICLE 6 - DEVELOPMENT AND COMMERCIALIZATION

6.1           Celltech shall develop, commercialize and market Licensed Products using Commercially Reasonable Efforts. Without limiting the foregoing, Celltech, at its sole discretion, (i) shall be responsible for conducting such preclinical and clinical trials as are necessary or desirable to obtain regulatory approvals to develop and commercialize such Licensed Products, (ii) shall be responsible for developing and obtaining necessary approval to market such Licensed Products (including, as the case may be, pricing approval), and (iii) shall be responsible for marketing such Licensed Products.   Celltech shall comply with all applicable good laboratory, clinical and manufacturing practices in the development and commercialization of such Licensed Products, and shall use Commercially Reasonable Efforts to cause its Affiliates and subcontractors to do the same.

6.2           Celltech shall be solely responsible for funding all costs of the development and commercialization of each such Licensed Product.  Celltech shall keep SGI informed upon reasonable requests by SGI from time to time as to the progress of the development of Licensed Products.  Beginning on [***] and thereafter within [***] following the end of each [***] upon SGI’s request, Celltech shall provide SGI with a written report summarizing Celltech’s activities related to research and development of Licensed Products and status of clinical trials and government approvals necessary for marketing Licensed Products.

ARTICLE 7 - OPTION EXERCISE FEE, EXCLUSIVE LICENSE FEES, ROYALTIES AND MILESTONES.

7.1.          Option Exercise Fee; Exclusive License Fees.

7.1.1.       In consideration for each Option exercised pursuant to Section 4.1.2, Celltech shall make a payment to SGI in the sum of [***] by wire transfer of immediately available funds (the “Option Exercise Fee”). Each Option Exercise Fee paid by Celltech to SGI is [***] for the applicable Exclusive Antigen during the [***] period from the Exclusive License Date for such Exclusive Antigen.

7.1.2        On the [***] of each Exclusive License date and on each subsequent [***] until terminated pursuant to 7.1.3 or Article 15, Celltech shall pay to SGI an exclusive license fee in the amount of [***] for each Exclusive Antigen.  Each annual exclusive license fee is [***] for the applicable Exclusive Antigen during the [***] period.

7.1.3.       Celltech may terminate the Exclusive License for any Exclusive Antigen for any reason and at any time upon [***] prior notice to SGI.  Upon termination pursuant to this Section 7.1.3, [***].

7.2.          Royalties Payable by Celltech.

In consideration for the Exclusive Licenses granted to Celltech herein, during the Royalty Term, Celltech shall pay to SGI royalties on Net Sales of Licensed Products.  Such royalties shall be at the following rates, determined on a Licensed Product-by-Licensed Product basis:

(a)           [***] of the first [***] in aggregate Net Sales of Licensed Product in each calendar year;

(b)           [***] of Net Sales of Licensed Product over [***] up to [***] in each calendar year; and

(c)           [***] of  Net Sales of Licensed Product in excess of [***] in each calendar year.

7.3.          Third-Party Royalties.

7.3.1.       [***], Celltech shall pay to SGI [***] any Third-Party royalties owed by SGI to a Third Party pursuant to each Third Party License Agreement accruing due to the sale of Licensed Product in the Field in the Territory by Celltech, its Affiliates and Sublicensees (“Third Party Obligations”). The Third Party Obligations are as follows:  [***].  To the extent Third Party Obligations accrue due to the sale of Licensed Product, Celltech shall be responsible for such royalties based on the following schedule:

(a)           [***];

(b)           [***]

(c)           [***];

provided, that SGI shall not be obligated to pay any Third Party Obligations hereunder in excess of [***].

7.3.2        [***]

7.4.          Milestone Payments.

As additional consideration for the licenses granted to Celltech hereunder, Celltech shall pay to SGI the following milestone payments on Licensed Product within [***] of each occurrence of each milestone event set forth below:

(a)           Upon [***];

(b)           Upon [***];

(c)           Upon [***];

(d)           Upon [***]; and

(e)           Upon [***].

Celltech will only be required to pay each of the above milestones to SGI for the [***] Licensed Product associated with each Exclusive Antigen to complete the milestone event.

7.5           Third Party Milestone Payments.

7.5.1        SGI shall be responsible for [***].  SGI and Celltech shall each pay [***] pursuant to 4.2.1 for the development and commercialization of a Licensed Product under this Agreement.  The milestones owed by SGI under the [***] that may be applicable to Licensed Products are as follows:

(a)           [***] upon [***];

(b)           [***] upon [***];

(c)           [***] upon [***]; and

(d)           [***] upon [***].

7.5.2        [***]

ARTICLE 8 - ROYALTY REPORTS AND ACCOUNTING

8.1.          Reports, Exchange Rates.

8.1.1.       During the Royalty Term, Celltech shall furnish to SGI, with respect to each Calendar Quarter following the First Commercial Sale, a written report showing on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the gross sales of Licensed Products sold by Celltech, its Affiliates and its Sublicensees in the Territory during the corresponding Calendar Quarter and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon Net Sales of Licensed Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Licensed Product in each country in the Territory if it has occurred during the corresponding Calendar Quarter; and (e) the exchange rates (as determined pursuant to Section 8.1.3 herein) used in determining the royalty amount expressed in U.S. dollars (collectively, “Reports”).

8.1.2.       Reports shall be due on the [***] following the close of each Calendar Quarter.  Celltech shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

8.1.3.       With respect to sales (if any) of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and royalties payable shall be expressed in U.S. dollars.  With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the U.S. dollars equivalent of the royalty payable, calculated using [***].

8.2.          Audits.

8.2.1.       Upon the written request of SGI and not more than once in each calendar year, Celltech shall permit an independent certified public accounting firm of internationally recognized standing, selected by SGI and reasonably acceptable to Celltech, at SGI’s expense, to have access during normal business hours to such of the records of Celltech and its Affiliates as may be reasonably necessary to verify the accuracy of the Reports hereunder for any year ending not more than [***] prior to the date of such request.  The accounting firm shall disclose to SGI only whether the records are correct or not and the specific details concerning any discrepancies.  No other information shall be shared.

8.2.2.       If such accounting firm concludes that additional royalties were owed during such period, Celltech shall pay the additional royalties within [***] of the date SGI delivers to Celltech such accounting firm’s written report so concluding.  The fees charged by such accounting firm shall be paid by SGI; provided, however, if the audit discloses that the royalties payable by Celltech for the audited period are more than [***] of the royalties actually paid for such period, then Celltech shall pay the reasonable fees charged by such accounting firm.

8.2.3        Upon the expiration of [***] following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon SGI, and Celltech, its Affiliates and Sublicensees shall be released from any liability or accountability with respect to royalties for such year.

8.3.          Confidential Financial Information.

SGI shall treat all financial information subject to review under this Article 8 or under any sublicense agreement as Confidential Information of Celltech, and shall cause its accounting firm to retain all such financial information in confidence.

ARTICLE 9 - PAYMENTS.  LATE PAYMENTS

9.1.          Payment Terms.

Royalties shown to have accrued by each Report provided for under Article 8 of this Agreement shall be due on the date such Report is due.  Payment of royalties in whole or in part may be made in advance of such due date.  Past due payments shall accrue interest at a rate of [***] per annum, or if less, the maximum applicable rate permitted by law, unless occurring as a result of an event the Parties agree constitutes an Event of Force Majeure or as a result of a good faith dispute between the Parties regarding performance or breach of their obligations hereunder.

9.2.          Payment Method.

All payments by Celltech to SGI under this Agreement shall be paid in U.S. dollars, and all such payments shall be made by bank wire transfer in immediately available funds to the bank account designated by SGI in writing.

9.3.          Exchange Control.

If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where Licensed Product is sold, payment shall be made through such lawful means or method as the Parties reasonably shall determine.

9.4.          Withholding Taxes.

Except as otherwise provided below, all amounts owing from Celltech to SGI under this Agreement are gross amounts.  Celltech shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by Celltech, its Affiliates or Sublicensees, to the extent Celltech, its Affiliates or Sublicensees pay to the appropriate governmental authority on behalf of SGI such taxes.  Celltech shall use Commercially Reasonable Efforts to minimize any such taxes, levies or charges required to be withheld on behalf of SGI by Celltech, its Affiliates or Sublicensees.  Celltech shall promptly deliver to SGI proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto.

ARTICLE 10 - CONFIDENTIALITY

10.1.        Non-Disclosure Obligations.

Except as otherwise provided in this Article 10, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential”.  For purposes of this Agreement, information and data described above shall be hereinafter referred to as “Confidential Information.”  Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ and its sublicensees (or prospective sublicensees) and their employees, agents, consultants and clinical investigators only make use of Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

10.2.        Permitted Disclosures.

Notwithstanding the foregoing, the provisions of Section 10.1 hereof shall not apply to information, documents or materials that the disclosing Party can conclusively establish:

(a)           have become published or otherwise entered the public domain other than by acts of the disclosing Party or its Affiliates in contravention of this Agreement;

(b)           are permitted to be disclosed by prior consent of the other Party;

(c)           have become known to the disclosing Party by a Third-Party, provided such Confidential Information was not obtained by such Third-Party directly or indirectly from the other Party under this Agreement on a confidential basis;

(d)           prior to disclosure under the Agreement, was already in the possession of the disclosing Party, its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other Party under this Agreement;

(e)           is disclosed in a press release agreed to by both Parties hereto, which agreement shall not be unreasonably withheld; and

(f)            are required to be disclosed by the disclosing Party to comply with any applicable law, regulation or court order, or are reasonably necessary to obtain patents, copyrights or authorizations to conduct clinical trials with, and to commercially market Licensed Product(s), provided that the disclosing Party shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure.

10.3.        Terms of the Agreement.

Celltech and SGI shall not disclose any terms or conditions of this Agreement to any Third-Party without the prior written consent of the other Party, except as required by applicable laws, regulations or a court order (and in any such case the disclosing Party shall provide notice to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosures).  However, Celltech may disclose the terms and conditions of this Agreement to potential licensees.

10.4.        Press Releases and Other Disclosures to Third-Parties.

Neither SGI nor Celltech will, without the prior written consent of the other, issue any press release or make any other public announcement or furnish any statement to any Third Party (other than either Parties’ respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated thereby, except for (i) general statement referring to the existence of this Agreement, and identity of the Parties but no other details, (ii) disclosures made in compliance with Sections 10.2 and 10.3 hereof, (iii) attorneys, consultants, and accountants retained to represent them in connection with the transactions contemplated hereby and (iv) occasional, brief comments by the respective officers of Celltech and SGI consistent with such guidelines for public statements as may be mutually agreed by Celltech and SGI made in connection with routine interviews with analysts or members of the financial press.

10.5.        Publications Regarding Results of the Research Program.

No Party may publish, present or announce results of the Research Program either orally or in writing (the “Publication”) without obtaining the written consent of the other Party, provided that either Party may release a Publication that generally sets forth information concerning their research programs.  The other Party shall have [***] from receipt of the proposed Publication to provide comments and/or proposed changes to the disclosing Party.  The disclosing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to have employees or others acting on behalf of the other Party be mentioned as co-authors on any Publication describing results to which such persons have contributed.  If the other Party reasonably determines the Publication would amount to the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application may be filed prior to any such disclosure, submission of the concerned Publication to Third-Parties shall be delayed for a [***] period from the date of said notice, or for such longer period which may appear necessary for appropriately deleting Confidential Information from the proposed Publication and/or drafting and filing a patent application covering such invention.

ARTICLE 11 - INVENTIONS AND PATENTS

11.1.        Ownership of Inventions.

11.1.1.     Disclosure of Program Inventions.  Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of any Program Inventions.

11.1.2  Ownership of Program Inventions.  All right, title and interest in all Program Inventions that are discovered, made or conceived as part of the activities conducted pursuant to this Agreement during the Research Program Term shall be owned as follows:

a)     [***] shall own all Program Inventions that are invented solely by one or more employees, agents or consultants of [***];

b)    [***] shall own all Program Inventions that are invented solely by one or more employees, agents or consultants of [***]; and

c)     Subject to Section 11.1.3, [***] shall [***] own all Program Inventions that are invented by one or more of its employees, agents or consultants, together with one or more employees, agents or consultants of the other.

For the purposes of determining ownership of Program Inventions under this Section 11.1.2, inventorship shall be determined under U.S. patent law.  In the event of a dispute regarding inventorship, the JDC shall engage a Third Party patent attorney jointly selected by the Parties to resolve such dispute.

11.1.3      Ownership of Drug Conjugate Technology, Antibodies, Research Antigens and Exclusive Antigens.

For all Program Inventions set forth under Section 11.1.2.(c):

(a)           As between Celltech and SGI, [***] shall have and retain all right, title and interest in and to any and all Program Inventions directly relating to [***] developed as a direct result of the Research Program, and to the extent that any such [***] within Program

Inventions shall have been invented by [***] and is owned by [***]; [***], subject to retaining an [***] hereto during the Term for all [***] licensed under this Agreement.

(b)           As between SGI and Celltech, [***] shall have and retain all right, title and interest in and to any and all Program Inventions directly relating to [***] developed as a direct result of the Research Program, and to the extent that any such [***] within Program Inventions shall have been invented by [***] and are owned by [***], [***].

11.1.4      Assignment by Employees, Agents or Independent Contractors.  Celltech and SGI agree that all employees acting on its behalf in performing its obligations under this Agreement shall be obligated to assign to such Party all Program Inventions made or conceived by such employee as part of the activities conducted under this Agreement.  Celltech and SGI agree that in the case of non-employees working on its behalf, that such Party shall endeavor to obtain an assignment of all Program Inventions made by such non-employees.

11.2.        Patent Prosecution and Maintenance.

11.2.1.  SGI Owned Patents.  SGI shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all SGI Owned Patents and shall keep Celltech currently advised as to the status of the same.  SGI shall, at its sole expense, prepare, file, prosecute and maintain such SGI Owned Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Celltech in so doing.  If SGI elects to abandon a SGI Owned Patent and/or terminate its obligations to file, prosecute or maintain any such patent, then it shall notify Celltech in writing of its election and provide Celltech a [***] period from receipt of such written notification in which to respond to such notice before abandoning and/or discontinuing its obligations to file, prosecute or maintain such patent.  If Celltech responds within such [***] response period that it wishes to file, prosecute or maintain such patent, then SGI shall promptly transfer and assign such patent to Celltech and shall continue to file, prosecute and maintain such patent until such transfer and assignment becomes effective.  Celltech shall reimburse SGI for all reasonable costs associated with filing, prosecuting or maintaining such patent from date it notifies SGI it wishes to assume responsibility for the patent(s) until the transfer and assignment becomes effective.  Upon such transfer and assignment becoming effective, SGI shall transfer its files to Celltech and shall reasonably assist Celltech in the filing, prosecuting and maintaining of such patent.

11.2.2.  Celltech Patents.  Subject to Section 11.2.1 and 11.2.3, Celltech shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance, of all Celltech Patents other than the Program Patents.  Celltech shall, at its sole expense, prepare, file, prosecute and maintain such Patent Rights in good faith consistent with its customary patent policy and its reasonable business judgment.

11.2.3                  Program Inventions.

(a)           SGI shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain, at SGI’s expense, any patent(s) on Program Inventions set forth in

Section 11.1.3(a).  SGI shall keep Celltech currently advised as to the status of all patent(s) with respect to the Program Inventions set forth in Section 11.1.3(a) and shall supply Celltech promptly with copies of all patents, patent applications, substantive patent office actions, substantive responses received or filed in connection with such applications.  In the event that SGI elects not to file for patent protection or elects not to prosecute or maintain a patent(s) on the Program Inventions set forth in Section 11.1.3(a), it shall notify Celltech in writing of such decision and provide Celltech a [***] period from receipt of such written notification in which to respond to such notice before abandoning and/or discontinuing to file, prosecute or maintain such patent(s).  Celltech shall have the right, but not the obligation to assume the responsibility therefore, at its own cost and expense.  If Celltech responds within such [***] response period that it wishes to file, prosecute or maintain such patent(s), then SGI shall promptly transfer and assign all right, title and interest in and to such patent(s), including all files, to Celltech and shall continue to file, prosecute and maintain such patent(s) until such transfer and assignment become effective.  Celltech shall reimburse SGI for all reasonable costs associated with filing, prosecuting or maintaining such Patent(s) from date it notifies SGI it wishes to assume responsibility for the patent(s) until the transfer and assignment becomes effective.  Upon such transfer and assignment becoming effective, SGI shall transfer its files to Celltech and shall reasonably assist Celltech in the filing, prosecuting and maintaining of such patent(s).

(b)           Celltech shall have the sole right, but not the obligation to prepare, file, prosecute, and maintain, at Celltech’s expense, any patent(s) on Program Inventions set forth in Section 11.1.3(b).

(c)           For all patents other than as set forth in Sections 11.2.3(a) and (b), Celltech shall have the sole right, but not the obligation to prepare, file, prosecute, and maintain, at both Celltech and SGI’s expense, patent(s) on Program Inventions.  Celltech shall keep SGI currently advised as to the status of all such patent(s) and shall supply SGI promptly with copies of all patents, patent applications, substantive patent office actions, substantive responses received or filed in connection with such applications.  In the event that Celltech elects not to file for patent protection or elects not to prosecute or maintain such patent(s), it shall notify SGI in writing of such decision and provide SGI a [***] period from receipt of such written notification in which to respond to such notice before abandoning and/or discontinuing to file, prosecute or maintain such patent(s).  SGI shall have the right, but not the obligation to assume the responsibility therefore, at its own cost and expense.  If SGI responds within such [***] response period that it wishes to file, prosecute or maintain such patent(s), then Celltech shall promptly transfer and assign all its right, title and interest in and to such patent(s) to SGI and shall continue to file, prosecute and maintain such patent(s) until such transfer and assignment become effective.  SGI shall reimburse Celltech for all reasonable costs associated with filing, prosecuting or maintaining such Patent(s) from date it notifies Celltech it wishes to assume responsibility for such patent(s) until the transfer and assignment becomes effective.  Upon such transfer and assignment becoming effective, Celltech shall transfer its files to SGI and shall reasonably assist SGI in the filing, prosecuting and maintaining of such patent(s).

11.2.4      Cooperation.  The Parties shall at all times fully cooperate in order to reasonably implement the foregoing provisions.

11.3.        Enforcement of  Patents.

11.3.1      SGI Patents.  Subject to Section 11.3.3, SGI shall have the right, at its sole expense, to determine the appropriate course of action to enforce the SGI Patents or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the SGI Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the SGI Patents, and in good faith shall consider the interests of Celltech in so doing.  All monies recovered upon the final judgment or settlement of any such suit to enforce any SGI Patents shall be retained by SGI; provided, however, that to the extent that any award is attributable to loss of sales of a Licensed Product, the Parties shall negotiate in good faith an appropriate allocation of such award to reflect the economic interests of the Parties under this Agreement with respect to such Licensed Product.  Celltech and SGI shall fully cooperate with each other in any action to enforce the SGI Patents.  If SGI fails to take any action to enforce the SGI Patents or control any litigation with respect to the SGI Patents within a period of [***] after reasonable notice of the infringement of the SGI Patents, then Celltech shall have the right to bring and control any such action by counsel of its own choice, and in such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any SGI Patents shall be retained by Celltech.  In such a case, SGI shall cooperate fully with Celltech, at Celltech’s expense, in its efforts to enforce the SGI Patents, including being joined as a party to such action if necessary.

11.3.2.     Celltech Patents.  Subject to Section 11.3.3, Celltech shall have the right, at its sole expense, to determine the appropriate course of action to enforce the Celltech Patents or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the Celltech Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Celltech Patents.  All monies recovered upon the final judgment or settlement of any such suit to enforce any Celltech Patents shall be retained by Celltech.  SGI and Celltech shall fully cooperate with each other in any action to enforce the Celltech Patents.

11.3.3      Program Inventions.

(a)           Enforcement.  In the event that either Party becomes aware that any patent covering a Program Invention is infringed or misappropriated by a Third Party or is subject to a declaratory judgment action, the Party becoming aware of such event shall promptly notify the other Party.  The Party with the right to prepare, file, prosecute, and maintain a patent(s) with respect to such Program Invention, as set forth in Sections 11.2.3(a)-(c), and which is then maintaining said patent(s), in its sole discretion, shall have the right and shall be solely responsible for pursuing any action for infringement or misappropriation against Third Parties or defending any declaratory judgment action relating thereto.  To the extent that the Program Invention being pursued is a Program Invention as set forth in Section 11.2.3(c) or an SGI Patent covering a Licensed Product, the Party not having the right to prepare, file, prosecute, and maintain a Patent(s) with respect to such Program Invention and which is not then actually maintaining said Patent(s) shall have the option to participate in such action at its sole expense.

(b)           Failure to Enforce. If the Party with the right to pursue any action for infringement or misappropriation against Third Parties or defending any declaratory judgment action as set forth in Section 11.3.3(a) above fails to pursue or defend such action relating to a Program Invention within [***] written notice by the other Party of its desire to proceed, then the other Party shall have the option to pursue or defend such actions; provided, that such Party pays all costs and expenses related to the same, and keeps the other Party reasonably informed of its progress and provides copies of any documents related to such proceedings and reasonable notice of all proceedings relating to same. A Party electing to exercise its option to proceed under this Section 11.3.3(b) shall notify the other Party of its decision to exercise its option as soon as possible.

(c)           Division of Recoveries. Any recovery of damages received in connection with a suit (including by way of settlement) under Section 11.3.3(a) involving a Program Invention set forth in Section 11.2.3(a) or (b) shall be retained by the Party that owns said Program Invention. Any recovery of damages received in connection with a suit (including by way of settlement) under Section 11.3.3(a) involving a Program Invention set forth in Section 11.2.3(c) brought by SGI or Celltech shall be retained by the Party that conducted such suit (other than the assistance that each party is required to provide to the litigating party pursuant to Section 11.5 and for which it has been reimbursed).  Any recovery of damages received in connection with a suit under Section 11.3.3(a) (including by way of settlement) jointly brought by SGI and Celltech (other than the assistance that each party is required to provide to the litigating party pursuant to Section 11.5 and for which it has been reimbursed) shall be used first to reimburse the Parties, on a pro-rata basis, for all expenses actually incurred in such suit, and any remainder shall be divided equally between Celltech and SGI after payment of any obligations to any Third Party in relation to any recovery; provided, however, that to the extent that any award recovered under this section 11.3.3(c) is attributable to loss of sales of a Licensed Product, the Parties shall negotiate in good faith an appropriate allocation of such award to reflect the economic interests of the Parties under this Agreement with respect to such Licensed Product.

11.4.        Prior Patent Rights.  Notwithstanding anything to the contrary in this Agreement, with respect to any SGI Patents that are subject to any Third Party License Agreement, the rights and obligations of the Parties under Section 11.2 and 11.3 shall be subject to such Third Party rights to participate in and control prosecution, maintenance and enforcement of such Third Party Patents in accordance with the terms and conditions of the applicable Third Party License Agreement.

11.5         Cooperation.  In any claim, suit or proceeding under Section 11.3.3 which either Party may become involved, the other Party shall, at the request and expense of the Party initiating or defending the claim, suit or proceeding, cooperate and assist such Party in all reasonable respects, including having its employees testify when requested and making available relevant records, papers, information, specimens and the like.

ARTICLE 12 - INFRINGEMENT ACTIONS BY THIRD-PARTIES

12.1        Infringement Claims by Third Parties.

(a)           Third Party Claims.  If the making, having made, developing, using, distributing for sale, promoting, marketing, offering for sale, selling, having sold, importing or exporting of any Licensed Products results in an assertion or a claim against a Party of infringement or misappropriation of any Third Party’s intellectual property right due to the use of SGI Technology (“Third Party Claim”), the Party first having notice of a Third Party Claim shall promptly notify the other Party in writing specifying in reasonable detail the alleged grounds or basis for the Third Party Claim.

(b)           Response to Third Party Claims.  In the event of a Third Party Claim, the Parties agree to respond to and/or defend against the Third Party Claim as follows:

(i)  Each Party shall use Commercially Reasonable Efforts in responding to and defending against such Third Party Claim, and will render such reasonable assistance as the other Party may request, at the requesting Party’s expense, in defending such Third Party Claim.

(ii)  Neither Party shall settle any Third Party Claim in a manner that is prejudicial to the other Party without the other Party’s prior written consent.

(iii)  Each Party shall be responsible for its own fees and costs of attorneys and consultants, together with court costs, incurred in defending against the Third Party Claim.

(iv)  Each party shall keep the other Party reasonably informed of the status of the suit under this Article 12.

(c)           Third Party Royalties.  If Celltech, its respective Affiliates or Sublicensees, by court order, settlement or other agreement entered into in good faith, is required to pay royalties and/or damages to any Third Parties in connection with the disposition of a Third Party Claim, Celltech, its Affiliates or Sublicensees, shall be entitled to reduce the royalties payable to SGI hereunder by [***]; provided that: (1) such Third Party Claim is directly related to SGI Technology and (2) such reductions reduce by no more than [***] the royalties otherwise due to SGI hereunder after taking account of Third Party royalties under Section 7.3.

ARTICLE 13 - REGULATORY ASSISTANCE

Should Celltech develop an ADC for clinical development, SGI will provide at Celltech’s request, technical information required for Celltech to file for and obtain permission to commence human clinical trials.  This information will include, as available, Chemistry Manufacturing and Controls documentation, other toxicity and safety data, access to any drug master files on record with the FDA and any other relevant materials.  Celltech shall reimburse SGI for any out-of-pocket and FTE costs incurred by SGI in providing such information, as set forth in Section 3.4(c).

ARTICLE 14 - REPRESENTATIONS AND WARRANTIES

14.1.        Representations and Warranties.

(a)           This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Party, its officers and directors.

(b)           The execution, delivery and performance of the Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(c)           SGI has not, and during the term of the Agreement will not, grant any right to any Third-Party relating to any SGI Technology which would conflict with the rights granted to Celltech hereunder.

(d)           SGI represents and warrants that it has the right to grant the licenses granted herein and that it has no knowledge of any rights of any Third-Parties that would interfere with the practice of the SGI Technology.

(e)           SGI represents and warrants that as of the Effective Date, Schedules A, B, C and D are accurate and complete in all material respects.

(f)            SGI represents and warrants that as of the Effective Date it has complied with all requirements under [***].

(g)           SGI represents and warrants that as of the Effective Date it is not in breach of any of the Third Party License Agreements and shall use Commercially Reasonable Efforts to continue to comply with the terms of said Third Party License Agreements and any New Third Party License Agreements.

14.2         Performance by Affiliates.

The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

ARTICLE 15 - TERM AND TERMINATION

15.1.        Term.

15.1.1      Unless earlier terminated pursuant to this Article 15, the term of this Agreement shall commence on the Effective Date and shall remain in full force and effect until the expiration of the Royalty Term (“Term”).

15.1.2      Notwithstanding Section 15.1, this Agreement shall terminate upon the conclusion of the Research Program Term if Celltech has not exercised an Option as set forth in Section 4.1.2.

15.2.        Termination by Celltech.

Celltech shall have the right, at its sole discretion at any time after [***], to terminate this Agreement by providing [***] prior written notice to SGI of such termination.

15.3.        Discontinuance of Development Efforts by Celltech.

Celltech shall promptly give SGI notice if Celltech intends to abandon the commercial development of any Exclusive Antigen or Antibody thereto whereupon any Exclusive License with respect to such Exclusive Antigen shall automatically terminate and all rights related to the use of SGI Technology in connection with the Exclusive Antigen shall revert back to SGI, provided, however, that Celltech shall retain any and all rights in and to [***] and any and all rights granted pursuant to [***].

15.4.        Termination for Cause.

Either Party may terminate this Agreement for material breach by the other Party (the “Breaching Party”) of any material provision of the Agreement, if the Breaching Party has not cured such breach within [***] after notice thereof; provided, however, that termination under this Section 15.4 shall be automatically stayed for the duration of any dispute resolution proceeding initiated under Section 21.3; and provided further, however, that in the event Celltech fails to timely pay SGI any undisputed annual exclusive license fees, royalty payments and milestone payments set forth in Article 7, Research Program Fee(s) set forth in Section 3.4 or Option Exercise Fee(s) set forth in Section 7.1.1, Celltech shall have only [***] from said notice to cure such breach.

15.5.        Termination Upon Insolvency.

Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors.

15.6.        Termination of Third Party License Agreements.  All rights and obligations under any Third Party License Agreements  sublicensed to Celltech under this Agreement shall terminate upon [***] prior written notice by SGI if Celltech breaches any material provision of such  Third Party License Agreement and fails to cure such breach within such [***] period; provided, however such cure period may be extended by consent of the Parties; All rights and obligations under the [***] shall automatically terminate if Celltech is utilizing any [***] and fails to maintain the insurance required under the Third Party License Agreement with [***] or as otherwise agreed with [***].  All rights and obligations under any Third Party License Agreement sublicensed to Celltech under this Agreement shall terminate upon termination of such Third Party License Agreements.

15.7.        Effect of Expiration and Termination.

15.7.1.     Except where explicitly provided within this Agreement, termination of this Agreement for any reason, or expiration of this Agreement, will not affect any: (i) obligations, including payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including provisions of Articles 10, 11, 12, 16 and 21, and Sections 8.2, 8.3 and 15.7, which shall survive the expiration or termination of the Agreement.  Notwithstanding the foregoing, all licenses granted by SGI to Celltech hereunder, including all Exclusive Licenses, and all sublicenses granted by Celltech hereunder, will immediately terminate upon termination of this Agreement pursuant to Sections 15.2, 15.4 or 15.5.

15.7.2.     Upon the expiration of the Royalty Term for each Exclusive Antigen pursuant to Section 15.1, SGI hereby grants Celltech a royalty-free, perpetual, worldwide, license to use the SGI Technology for that Exclusive Antigen.

15.8         [***] Notification.  SGI shall provide Celltech with written notice of any termination of the [***] at least [***] prior to the effective date of such termination.

ARTICLE 16 - INDEMNITY.

16.1.        Direct Indemnity.

16.1.1.     Each Party shall indemnify and hold harmless, and hereby forever releases and discharges the other Party from and against all Third Party claims, demands, liabilities, damages and expenses, including attorneys’ fees and costs (collectively, the “Liabilities”) arising out of (i) the breach of any material provision of this Agreement by the indemnifying Party (or the inaccuracy of any representation or warranty made by such Party in this Agreement), except to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct of the other Party; or (ii) the gross negligence, recklessness or willful misconduct of the indemnifying Party.

16.1.2.     Celltech shall indemnify and hold harmless, and hereby forever releases and discharges SGI from and against all Liabilities suffered or incurred arising out of any Third-Party claims for personal injury, death or disability or any Licensed Product recall to the extent caused by (a) any failure to test for or provide adequate warnings of adverse side effects to the extent such failure arises out of acts or omissions in connection with the preclinical or clinical testing of any Licensed Product, (b) any manufacturing defect in any Licensed Product or (c) any other act or omission of Celltech in connection with its obligations under this Agreement; except in each case to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct by SGI or the inaccuracy of any representation or warranty made by SGI in this Agreement.

16.1.3.     SGI shall indemnify and hold harmless, and hereby forever releases and discharges Celltech from and against all Liabilities suffered or incurred arising out of any Third-Party claims for personal injury, death or disability or any Licensed Product recall to the extent caused by (a) any SGI Technology incorporated in a Licensed Product other than any Celltech Technology, (b) any manufacturing defect in any SGI Technology, or (c) any other act or omission of SGI in connection with its obligations under this Agreement; except in each case to the extent such Liabilities resulted from the gross negligence, recklessness or willful misconduct by Celltech or the inaccuracy of any representation or warranty made by Celltech in this Agreement.

16.2.        Procedure.

A Party (the “Indemnitee”) that intends to claim indemnification under this Article 16 shall promptly provide written notice to the other Party (the “Indemnitor”) of any Liability or action in respect of which the Indemnitee intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings.  Any settlement of a Liability for which any Indemnitee seeks to be reimbursed, indemnified, defended or held harmless under this Article 16 shall be subject to prior consent of such Indemnitee, which consent shall not be withheld unreasonably.

ARTICLE 17- FORCE MAJEURE

No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates) nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates) including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God or acts, or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants with all possible speed.  Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties agree to negotiate in good faith either (i) to resolve the Event of Force Majeure, if possible, (ii) to extend by mutual agreement the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) to amend this Agreement to the extent reasonably possible, or (iv) to terminate this Agreement.

ARTICLE 18 - ASSIGNMENT

This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred to any Third-Party by either Party without the consent of the other Party, such consent not to be unreasonably withheld; provided, however, that either Party may, without such consent but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation (such merger or consolidation shall be hereinafter referred to as a “Change in Control”).  Any permitted assignee shall assume all rights and obligations of its assignor under this Agreement[***].

ARTICLE 19 - SEVERABILITY

Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries.  Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions.

In case such provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 20 - INSURANCE

20.1         During the term of this Agreement and thereafter for the period of time required below, each Party shall maintain [***] and [***].

20.2         Prior to [***], Celltech shall either:  (i) obtain and maintain on an ongoing basis [***] (which amount shall be increased to [***] if [***] or (ii) [***], and, at SGI’s request ( but not more than annually), Celltech provides [***] or (iii) obtain and maintain such other insurance as may be agreed by the Parties.

ARTICLE 21 - MISCELLANEOUS

21.1.        Notices.

Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 21.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to SGI:

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Attention:  Chief Executive Officer

With copy to:

Venture Law Group

4750 Carillon Point

Kirkland, WA  98033

Attention: Sonya F. Erickson

If to Celltech:

Celltech R&D Limited

208 Bath Road

Slough, Berkshire SL1 3WE

United Kingdom

Attention:  Company Secretary

21.2.        Applicable Law.

The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

21.3.        Dispute Resolution.

The Parties agree that if any dispute or disagreement arises between Celltech on the one hand and SGI on the other in respect of this Agreement, they shall follow the following procedure in an attempt to resolve the dispute or disagreement.

(a)           The Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute;

(b)           Within [***] of receipt of a Notice of Dispute, a nominee or nominees of Celltech and a nominee or nominees of SGI shall meet in person and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they shall use their reasonable endeavors to resolve the dispute;

(c)           If, within a further period of [***], the dispute has not been resolved, the President of SGI and the President of Celltech shall meet at a mutually agreed upon time and location for the purpose of resolving such dispute;

(d)           If, within a further period of [***], the dispute has not been resolved or if, for any reason, the required meeting has not been held, then the same shall be submitted by the Parties to arbitration in Seattle, Washington in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”) except as otherwise provided herein.  The Parties shall choose, by mutual agreement, one (1) arbitrator within [***] of receipt of notice of the intent to arbitrate.  If no arbitrator is appointed within the times herein provided or any extension of time that is mutually agreed upon, the AAA shall make such appointment within [***] of such failure.  The judgment rendered by the arbitrator shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses.  Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy).  If the issues in dispute involve scientific, technical or commercial matters, any arbitrator chosen hereunder shall have educational training and/or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge and have at least ten (10) years relevant experience.

(e)           In the event of a dispute regarding any payments owing under this Agreement, all undisputed amounts shall be paid promptly when due and the balance, if any, promptly after resolution of the dispute.

21.4.        Entire Agreement.

This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.  All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

21.5.        Independent Contractors.

SGI and Celltech each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither SGI nor Celltech shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

21.6.        Affiliates

Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

21.7.        Waiver.

The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

21.8.        Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.9         Section Headings.  The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

SEATTLE GENETICS, INC.

By:

Name:

Title:

CELLTECH R&D LIMITED

By:

Name:

Title: